As filed with the Securities and Exchange Commission on January 5, 2011

Registration No. 33-58767

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-8

Registration Statement

Under The Securities Act of 1933

3M COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	41-0417775
(State of incorporation)	(I.R.S. Employer I.D. No.)

3M Center

St. Paul, Minnesota 55144

(651) 733-2204

(Address of principal executive offices)

1992 Management Stock Ownership Program of

Minnesota Mining and Manufacturing Company

(Full title of the plan)

Gregg M. Larson

Deputy General Counsel & Secretary

3M Company

3M Center

St. Paul, Minnesota 55144

Telephone: (651) 733-2204

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Minnesota Mining and Manufacturing Company, now known as 3M Company (the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-8, Number 33-58767, on April 24, 1995 (the “Registration Statement”), to register additional common shares of the Company (the “Securities”) to be offered under the Company’s 1992 Management Stock Ownership Program (the “Program”).

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister such portion of the Securities, previously registered under the Registration Statement, which have not been sold as of the date this Amendment is filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, the State of Minnesota on this 5th day of January, 2011.

3M COMPANY

By	/s/ Gregg M. Larson
Name: Gregg M. Larson, Esq.
Title: Deputy General Counsel & Secretary